UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ALTISOURCE RESIDENTIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
THE RADOFF FAMILY FOUNDATION
OP SELECT FUND, L.P.
OLIVER PRESS INVESTORS, LLC
OLIVER PRESS PARTNERS, LLC
BRADLEY L. RADOFF
AUGUSTUS K. OLIVER II
CLIFFORD PRESS
ANDREW L. PLATT
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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BLR Partners LP, together with the other participants named herein (collectively, “RESI Shareholders Group”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of RESI Shareholders Group’s slate of three highly-qualified director nominees to the Board of Directors of Altisource Residential Corporation, a Maryland corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On January 20, 2016, RESI Shareholders Group issued the following press release:

RESI SHAREHOLDERS GROUP NOMINATES DIRECTORS FOR ELECTION AT ALTISOURCE RESIDENTIAL’S ANNUAL MEETING

Believes New, Highly-Qualified and Independent Directors Must be Added to the Board

Highlights Concerns with the Company’s Recent Strategy Change

Urges the Board to Evaluate Strategic Alternatives to Maximize Shareholder Value

NEW YORK, NY -- January 20, 2016 -- RESI Shareholders Group, a group with aggregate ownership of approximately 3% of the outstanding shares of Altisource Residential Corporation (“RESI” or the “Company”) (NYSE: RESI), announced today that it has nominated three independent, highly-qualified director candidates to RESI’s Board of Directors (the “Board”) at the Company’s upcoming 2016 annual meeting of stockholders expected to be held in May (the “Annual Meeting”).

RESI previously raised over $1 billion in capital by convincing investors it had a differentiated approach to becoming a single-family rental REIT through the acquisition of sub-performing and non-performing loan portfolios and converting them to rental properties.  The abrupt strategy shift to acquiring homes directly is the antithesis of the stated strategy and leaves RESI at a competitive disadvantage.  Compounding the strategic misstep is the recently amended external management agreement with Altisource Asset Management Corporation (“AAMC”) which provides distorted incentives to pursue this strategy regardless of the outcome for RESI shareholders and encourages ongoing conduct by RESI that is contrary to public policy.  As a result, RESI’s stock price has declined dramatically over the past year and currently trades at 43% of tangible book value, a significant discount to its peer group.  Given these circumstances, the Board is urged to immediately evaluate all paths to restoring shareholder value and to cease any plans to purchase homes or make other acquisitions. Given that management and the Board appear conflicted by the AAMC management agreement, we feel compelled to remind the Board of its duty to act in the best interest of RESI shareholders.

Nominee Clifford Press commented “The precipitous decline in the share price of RESI demonstrates shareholders’ abhorrence at this Board’s conduct and abrogation of its fiduciary oversight.  It is our belief that a highly qualified, independent Board will be able to implement a value enhancing business model, restore investor confidence and recover value for shareholders. In light of the market’s unambiguous reaction to their conduct, the current Board must refrain from taking any further steps to implement their failed strategy until truly independent and qualified directors have been elected. In particular, the Board should not authorize any transaction to purchase houses, directly or indirectly, that generates further egregious payments to external management under the skewed management agreement.”

The nominees are:

Andrew L. Platt - Vice Chairman and Chief Investment Officer of Sprout Mortgage Corporation, an investment conduit focused on non-agency eligible residential mortgages, since January 2015. He previously served in a number of advisory and banking roles for mortgage and finance platforms, including Hamilton Equity Partners, LLC (2014), Vanguard Mortgage (2013) and Auction.com, LLC (2012). From August 2012 to January 2013, Mr. Platt served as the Managing Director and Head of Business Development of MountainView Capital Group, LLC, a provider of analytic and trading services to financial institutions in mortgage-related business lines. From October 2011 to February 2012, Mr. Platt served as the Managing Director and Head of Specialty Finance of Cantor Fitzgerald & Co., a financial services company.  Previously, Mr. Platt held multiple roles with UBS Group AG, a global financial services company, including Executive Director of the Financial Institutions Group at UBS Investment Bank, from September 2007 to September 2011, where he specialized in covering residential mortgage originators, residential and commercial mortgage REITS, banks and other specialty finance companies, and Director of Global Asset Backed Finance at UBS Securities LLC, from June 2006 to August 2007, where he was responsible for origination, structuring and execution of single seller securitization conduits. Mr. Platt served as a Principal/Executive Director of Global Structured Finance at Banc of America Securities LLC, a subsidiary of Bank of America Corp., from April 2005 to April 2006.  He also served as Vice President of Residential Mortgage Finance at Lehman Brothers Inc. from June 2000 to April 2005.  Mr. Platt holds an M.B.A from Fordham University, a J.D. from New York Law School and a B.A. in Government from Skidmore College.  He is a member of the Bar of the State of New York and is a FINRA Series 7 and 63 license holder.  We believe that Mr. Platt’s experience with the real estate industry, including his expertise in the mortgage industry, will make him a valuable addition to the Board.

Clifford Press - Managing Member of Oliver Press Partners, LLC, an investment advisory firm, since March 2005.  From 1986 to March 2003, Mr. Press served as a General Partner of Hyde Park Holdings, Inc., a private equity investment firm. From March 2008 to November 2009, Mr. Press served as a director and member of the Governance & Nominating Committee of Coherent Inc., a manufacturer of laser based photonic products.  From December 2011 to February 2013, Mr. Press served as a director and member of the Compensation Committee of SeaBright Holdings, Inc., a holding company whose wholly-owned subsidiary, SeaBright Insurance Company, operates as a specialty provider of multi-jurisdictional workers’ compensation insurance.  From 2001 to June 2011, Mr. Press served as a director of GM Network Ltd., a private holding company providing Internet-based digital currency services.  Mr. Press received his MA degree from Oxford University and an MBA degree from Harvard Business School.  We believe that Mr. Press’s financial expertise and over 25 years of experience investing in a broad range of public and private companies together with his public company board experience would make him well qualified to serve on the Board.

Joshua E. Schechter - private investor.  Mr. Schechter has also served as a director of Viad Corp, an S&P SmallCap 600 international experiential services company, since April 2015, where he also serves as a member of its Corporate Governance & Nominating Committee. He previously served as a director of Aderans Co., Ltd. (“Aderans”), a multi-national company engaged in hair-related business, and as the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States, from August 2008 to May 2015. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter previously served on the Board of Directors of The Pantry, Inc., a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, where he was a member of its Corporate Governance & Nominating and Audit & Financial Committees, from March 2014 until the completion of its sale in March 2015; WHX Corporation (n/k/a Handy & Harman Ltd.), a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves, from 2005 until 2008; and Puroflow, Inc. (n/k/a Argan, Inc.), a provider of a full range of power industry and telecommunications infrastructure services, from 2001 until 2003. Mr. Schechter earned an MPA in Professional Accounting, and a BBA from The University of Texas at Austin. We believe that Mr. Schechter’s financial and investment experience in a variety of industries, together with his significant experience serving on a number of public company boards, makes him well qualified to serve on the Board.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLR Partners LP, together with the other participants named herein (collectively, “RESI Shareholders Group”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of three highly-qualified director nominees at the 2016 annual meeting of stockholders of Altisource Residential Corporation, a Maryland corporation (the “Company”).

RESI SHAREHOLDERS GROUP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are BLR Partners LP (“BLR Partners”), BLRPart, LP (“BLRPart GP”), BLRGP Inc. (“BLRGP”), Fondren Management, LP (“Fondren Management”), FMLP Inc. (“FMLP”), The Radoff Family Foundation (“Radoff Foundation”), Bradley L. Radoff, OP Select Fund, L.P. (“OP Select”), Oliver Press Investors, LLC (“Oliver Press Investors”), Oliver Press Partners, LLC (“Oliver Press Partners”), Augustus K. Oliver II, Clifford Press, Andrew L. Platt and Joshua E. Schechter.

As of the date hereof, BLR Partners owned directly 1,251,881 shares of Common Stock.  BLRPart GP, as the general partner of BLR Partners, may be deemed to beneficially own the 1,251,881 shares owned by BLR Partners.  BLRGP, as the general partner of BLRPart GP, may be deemed to beneficially own the 1,251,881 shares owned by BLR Partners.  Fondren Management, as the investment manager of BLR Partners, may be deemed to beneficially own the 1,251,881 shares owned by BLR Partners.  FMLP, as the general partner of Fondren Management, may be deemed to beneficially own the 1,251,881 shares owned by BLR Partners.  As of the date hereof, Radoff Foundation owned directly 25,000 shares of Common Stock.  As of the date hereof, Mr. Radoff owned directly 377,964 shares of Common Stock and, as the sole shareholder and sole director of each of BLRGP and FMLP and a director of Radoff Foundation, may be deemed to beneficially own the 1,251,881 shares owned by BLR Partners and the 25,000 shares owned by the Radoff Foundation. As of the date hereof, OP Select owned directly 8,000 shares of Common Stock. Oliver Press Investors, as the general partner of OP Select, may be deemed to beneficially own the 8,000 shares owned by OP Select. Oliver Press Partners, as the investment manager of OP Select, may be deemed to beneficially own the 8,000 shares owned by OP Select. Each of Messrs. Oliver and Press, as a managing member of Oliver Press Investors and Oliver Press Partners, may be deemed to beneficially own the 8,000 shares owned by OP Select. As of the date hereof, Mr. Schechter beneficially owned 9,000 shares of Common Stock.  As of the date hereof, Mr. Platt does not beneficially own any shares of Common Stock.

Investor Contact:

Clifford Press
(212) 277-5635